Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS 2023 RESULTS AND PROVIDES 2024 OUTLOOK

2023 FINANCIAL RESULTS
▪Net loss: $74.3 million
▪Same-Property Total RevPAR(1) increased 5.9% vs. 2022
▪Same-Property Hotel EBITDA(1) of $350.9 million, 2.6% below 2022
▪Adjusted EBITDAre(1) of $356.4 million, vs. $356.7 million in 2022
▪Adjusted FFO(1) per diluted share of $1.60 vs. $1.69 in 2022

Q4 FINANCIAL HIGHLIGHTS
▪ Same-Property Total RevPAR increased 5.7% vs. 2022, exceeding our outlook, with Same-Property Urban Total RevPAR rising 8.8% and Same-Property Resort Total RevPAR declining 0.4%
▪ Same-Property Hotel EBITDA of $66.6 million, Adjusted EBITDAre of $63.3 million, and Adjusted FFO per diluted share of $0.21, exceeding the top end of the Company’s Q4 Outlook by $0.07

PORTFOLIO UPDATES, BALANCE SHEET & CAPITAL REINVESTMENTS
▪ In 2023, the Company sold 7 properties, generating approximately $331 million of gross proceeds that were used to reduce the Company’s outstanding debt and repurchase common/preferred shares at substantial discounts to the Company’s estimated NAV and liquidation values
▪ Addressed all material 2024 debt maturities by extending $357 million of its $460 million October 2024 maturity term loan to 2028, and paying down $157.6 million of existing debt, including $110.0 million of 2024 and 2025 maturities; pricing on all the Company’s term loans remained unchanged
▪ Completed $152.3 million of capital investments throughout the portfolio in 2023, capping off a multi-year comprehensive $540 million-plus capital reinvestment and redevelopment program

2024 OUTLOOK
▪ Net loss: $62.0 to $47.0 million
▪ Same-Property Total RevPAR vs. 2023: 2.8% to 4.3%; Same-Property RevPAR vs. 2023: 2.0% to 4.0%; Same-Property Hotel EBITDA: $345.0 to $360.0 million
▪ Adjusted EBITDAre $339.0 to $354.0 million; Adjusted FFO per diluted share $1.49 to $1.61
▪ Targeting capital investments of $85 to $90 million, down significantly from prior-year levels

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
In 2023, we benefited from a significant resurgence in urban demand across our portfolio, particularly in San Francisco, Washington, D.C., and Chicago. A steady recovery in business transient and group travel, combined with increased weekend leisure demand, fueled this upward trend in our urban markets. Our resorts continued to gain occupancy due to increased business group demand, partially offsetting the moderation in average daily room rates as leisure travel normalized.

“We remain cautiously optimistic regarding our prospects for 2024. While overall industry demand has been softening in the lower to middle segments, likely as a result of the Federal Reserve’s initiatives to diminish inflation, the ongoing recovery in our urban markets, and in the upper upscale segment, which includes most of our hotels and resorts, remains favorable. We anticipate positive benefits from strong convention calendars in many of our key urban markets, including Boston, San Diego, Washington, D.C., and Chicago, and we expect business group and transient travel to continue to recover. International inbound travel is also continuing to recover, aiding our urban properties in particular, just as outbound international travel should moderate from 2023’s revenge travel abroad. Additionally, since 2018, we’ve invested over $540 million in our multi-year major capital reinvestment and redevelopment program, of which $300 million has been focused on transforming and repositioning our portfolio. These substantial investments are already starting to deliver significant market share and cash flow increases, with most of the upside to come in the next two to three years. These strategic investments, coupled with the continued momentum in the recovery of our urban markets, position us well for strong performance in future years, once the macro-economic outlook stabilizes."

-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

Fourth Quarter and Year-to-Date Highlights

	Fourth Quarter			Twelve Months Ended December 31,
Same-Property and Corporate Highlights	2023	2022	Variance	2023	2022	Variance
	($ in millions except per share and RevPAR data)

Net income (loss)	($41.9)	($39.9)	NM	($74.3)	($85.0)	NM
Same-Property Room Revenues(1)	$200.6	$190.9	5.1%	$884.6	$848.5	4.3%
Same-Property Total Revenues(1)	$315.7	$298.4	5.8%	$1,362.1	$1,285.4	6.0%
Same-Property Total Expenses(1)	$249.2	$235.5	5.8%	$1,011.2	$925.0	9.3%
Same-Property EBITDA(1)	$66.6	$63.0	5.8%	$350.9	$360.4	(2.6%)

Adjusted EBITDAre(1)	$63.3	$57.4	10.3%	$356.4	$356.7	(0.1%)
Adjusted FFO(1)	$24.9	$25.9	(3.8%)	$197.1	$221.6	(11.0%)
Adjusted FFO per diluted share(1)	$0.21	$0.20	5.0%	$1.60	$1.69	(5.3%)

	2023 Monthly Results
Same-Property Portfolio Highlights(2)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
	($ in millions except per share and RevPAR data)

Occupancy	47%	60%	67%	71%	72%	77%	77%	74%	75%	75%	64%	54%
ADR	$287	$293	$303	$308	$303	$312	$320	$298	$314	$321	$291	$266
RevPAR	$136	$175	$202	$219	$216	$241	$246	$219	$237	$241	$185	$145
Total Revenues	$80.8	$93.0	$115.9	$116.9	$122.2	$128.4	$135.6	$121.7	$131.9	$130.5	$98.1	$87.2
Total Revenues Growth Rate (‘23 vs. ‘22)	59%	20%	10%	1%	3%	(1%)	0%	(1%)	1%	4%	7%	8%
Hotel EBITDA	$6.0	$18.7	$34.6	$34.6	$37.3	$38.8	$41.5	$34.7	$38.1	$39.2	$18.7	$8.7

                   NM = Not Meaningful

(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

(2)Includes information for all the hotels the Company owned as of December 31, 2023, except for the following:
■LaPlaya Beach Resort & Club is excluded from all months due to its closure following Hurricane Ian.
■1 Hotel San Francisco is excluded from Jan-Jun since it was closed in the first half of 2022 for redevelopment and reflagging.
■Newport Harbor Island Resort is excluded from Oct-Dec as it is closed due to its ongoing redevelopment.
■Hotel Monaco Seattle is included in Jan-Mar only due to its subsequent sale.
■Hotel Vintage Seattle is included in Jan-Mar only due to its subsequent sale.
■Westin Michigan Avenue Retail Parcel is included in Jan-Mar only due to its March sale.
■Hotel Zoe Fisherman’s Wharf is included in Jan-Sep only due to its subsequent sale.
■Marina City Retail Parcel is included in Jan-Sep only due to its subsequent sale.

"Our fourth quarter results surpassed expectations, driven by healthy urban demand and favorable short-term pickup, notably at our San Francisco, Boston, Los Angeles, and Washington, D.C. hotels,” noted Mr. Bortz. “This momentum underscores strong urban recovery trends, which we anticipate will continue in 2024, barring any major negative movement in the economy. Group bookings for our portfolio for 2024 are also quite positive, currently showing an encouraging 15% revenue increase year-over-year, though we expect this year-over-year increase will moderate as the year unfolds, mirroring normal pre-pandemic booking trends. Additionally, we observed a consistent moderation in the growth rate of operating expenses throughout 2023, including wage and benefits costs, which we expect will continue to ease over the course of 2024."
Update on Impact from Hurricane Ian
The Company has made great progress restoring and reopening the 189-room LaPlaya Beach Resort & Club (“LaPlaya”) in Naples, Florida. The Company expects to substantially complete the last of LaPlaya’s post-hurricane rebuilding by the end of this month. This includes the resort’s pool complex and the Beach House, which includes 79 rooms and a full-service spa and fitness center. No business interruption proceeds were recorded in Q4 2023. However, the Company anticipates recognizing $11 million in business interruption proceeds in 2024, which is reflected in the Company’s full-year outlook. The business interruption income will impact Adjusted EBITDAre and FFO, but it is not included in Same-Property Hotel EBITDA.
Capital Investments and Strategic Property Redevelopments
In 2023, the Company invested $152.3 million in capital improvements, not including the LaPlaya hurricane restoration, with the majority related to several major redevelopment and repositioning projects including Margaritaville Hotel San Diego Gaslamp Quarter (conversion from Solamar), Hilton San Diego Gaslamp Quarter, Jekyll Island Club Resort, Estancia La Jolla Hotel & Spa, and the four guesthouses at Southernmost Beach Resort.

For 2024, the Company expects to invest $85 to $90 million in the portfolio, with highlights including:

▪The completion of Newport Harbor Island Resort's $49 million comprehensive redevelopment and transformation into a luxury island resort by early Q2 2024;

▪The finalization of Estancia La Jolla Hotel & Spa's $26 million redevelopment and repositioning, including fully renovated public areas, and adding a lobby bar, outdoor meeting venues, an outdoor pool bar and grill, upgraded and additional cabanas, including cabana rooms, and upgrades to the main ballroom, the Mustangs and Burros restaurant, and extensive public area landscaping, all by early Q2 2024; and

▪The progression of Skamania Lodge's $20 million phase 1 of its much larger master plan to introduce alternative lodging accommodations, including adding private cabins, villas, luxury glamping units, and other enhancements of resort amenities including a new multi-million-dollar outdoor meeting and event venue, and road and utility infrastructure for existing and future alternative accommodations, with completion of this phase targeted in Q2 2024.

Upon completing these investments in 2024, virtually all of the Company's properties will have undergone recent major renovations or redevelopments. This year will mark a transition to a period of significantly reduced capital investments planned for the next few years.

Since 2018, the Company has reinvested approximately $540 million in transforming its hotels and resorts, with over $300 million directed towards Return on Investment (“ROI”)-generating investments, as part of the Company’s broader strategic redevelopment program. These investments have predominantly involved major overhauls and strategic repositionings, elevating the Company's properties to superior standards, and adding amenities and other revenue and profit-generating facilities, including remerchandising existing indoor and outdoor facilities. These ROI-focused projects are anticipated to yield substantial returns, aligning with the outcomes of past redevelopment and repositioning initiatives completed by the Company.
Update on Strategic Dispositions
The Company successfully completed seven property sales generating $330.8 million of gross proceeds in 2023, despite a challenging financing market that significantly limited overall industry transaction activity. The aggregate sales proceeds reflect a combined 20.2x EBITDA multiple and a 4.2% net operating income capitalization rate (assuming a capital reserve of 4.0% of total hotel revenues) based on the trailing twelve-month performance before the completion of each respective sale. These numbers do not include anticipated capital requirements on the part of the buyers despite properties requiring significant future investments.

Net proceeds from the Company’s dispositions are being used for general corporate purposes, including reducing the Company’s debt, increasing the Company’s cash position, and repurchasing common and preferred shares to further strengthen the Company’s balance sheet and enhance shareholder value.

Common and Preferred Share Repurchases
In January 2024, the Company repurchased approximately 318,000 common shares at an average price of $15.69 per share. On a cumulative basis since October 2022, the Company has repurchased over 11 million common shares, or approximately 9% of the Company’s outstanding common shares, at an average price of $14.54 per share, representing an approximate 51% discount to the midpoint of the Company’s most recently published Net Asset Value (“NAV”) per share.

During the fourth quarter, in two unsolicited transactions, the Company repurchased a total of 1.0 million shares of its Series H preferred shares for $15.79 per share, a 37% discount to the $25.00 liquidation value per share. On a cumulative basis since December 2022, the Company has repurchased 2.0 million shares of its Series H preferred shares for an average price of $15.90, a 36% discount to the $25.00 liquidation value per share.
Balance Sheet and Liquidity
As of December 31, 2023, the Company had $830.0 million in liquidity, consisting of $193.6 million in cash, cash equivalents, and restricted cash, plus $636.4 million of undrawn availability on its senior unsecured revolving credit facility.
The Company's current $2.2 billion of consolidated debt and convertible notes is well-structured, with an effective weighted-average interest rate of 4.6%. 75% of the combined debt and convertible notes is currently fixed at an effective weighted-average interest rate of 3.6%. The remaining 25% of the Company’s debt and convertible notes is currently floating at a weighted-average interest rate of 7.7%. In addition, approximately 91% of the Company’s outstanding debt is unsecured, and the weighted-average maturity of the Company’s debt is 3.2 years. The Company has no meaningful debt maturities until Q4 2025.
Common and Preferred Dividends
On December 15, 2023, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a curated collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. Curator has 106 member hotels and resorts and 118 master service agreements with preferred vendor partners. Curator added 30 new member properties in 2023, up from 23 in 2022. The master service agreements provide Curator member hotels with preferred pricing, enhanced operating terms, and early access to curated new technologies. Curator's mission is to support lifestyle hotels and resorts through its best-in-class operating agreements, services, and technology while helping properties amplify their independent brands and what makes them unique.

2024 Outlook
The Company's 2024 outlook, which does not assume any acquisitions or dispositions, incorporates planned capital investments and key assumptions, including an estimated $11.0 million in business interruption proceeds related to LaPlaya. This forecast assumes stable travel conditions, unaffected by pandemics, major weather events, federal shutdowns, or deteriorating macro-economic factors.

	2024 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income (loss)	($62.0)	($47.0)

Adjusted EBITDAre	$339.0	$354.0

Adjusted FFO	$180.5	$195.5
Adjusted FFO per diluted share	$1.49	$1.61

This 2024 Outlook is based, in part, on the following estimates and assumptions:

US Hotel Industry RevPAR Growth Rate	0.0%	2.0%
Same-Property RevPAR variance vs. 2023	2.0%	4.0%

Same-Property Total Revenue variance vs. 2023	3.1%	4.6%
Same-Property Total Expense variance vs. 2023	4.7%	5.3%

Same-Property Hotel EBITDA	$345.0	$360.0
Same-Property Hotel EBITDA variance vs. 2023	(1.5%)	2.8%

The Company’s Q1 2024 outlook is as follows:

	Q1 2024 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income (loss)	($44.3)	($40.8)

Adjusted EBITDAre	$52.0	$55.5

Adjusted FFO	$16.0	$19.5
Adjusted FFO per diluted share	$0.13	$0.16

This Q1 2024 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$180	$184
Same-Property RevPAR variance vs. 2023	0.0%	2.0%

Same-Property Total Revenue variance vs. 2023	0.8%	2.8%
Same-Property Total Expense variance vs. 2023	4.4%	5.4%

Same-Property Hotel EBITDA	$53.5	$57.0
Same-Property Hotel EBITDA variance vs. 2023	(12.6%)	(6.8%)

The Q1 2024 outlook includes an estimated $4.0 million from an initial business interruption settlement related to LaPlaya for Q3 2023 lost income. While this does not affect Same-Property Hotel EBITDA, it does impact the Company's Adjusted EBITDAre, Adjusted FFO, and net loss.
Year End 2023 Earnings and 2024 Outlook Call
The Company will conduct its quarterly analyst and investor conference call on Thursday, February 22, 2024, at 11:00 AM ET. To participate, please dial (877) 407-3982 approximately ten minutes before the call begins. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news- and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.

About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 46 hotels and resorts, totaling approximately 12,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; statements regarding expectations of hotel dispositions and use of proceeds; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the US economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the US Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of February 21, 2024. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	December 31, 2023	December 31, 2022

ASSETS
Assets:
Investment in hotel properties, net	$5,490,776	$5,874,876
Hotels held for sale	—	44,861
Cash and cash equivalents	183,747	41,040
Restricted cash	9,894	11,229
Hotel receivables (net of allowance for doubtful accounts of $689 and $431, respectively)	43,912	45,258
Prepaid expenses and other assets	96,644	116,276
Total assets	$5,824,973	$6,133,540

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	1,375,004	1,372,057
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	747,262	746,326
Senior unsecured notes, net of unamortized deferred financing costs	2,395	49,920
Mortgage loans, net of unamortized debt discount and deferred financing costs	195,140	218,990
Accounts payable, accrued expenses and other liabilities	238,644	250,518
Lease liabilities - operating leases	320,617	320,402
Deferred revenues	76,874	73,603
Accrued interest	6,830	4,535
Liabilities related to hotels held for sale	—	428
Distribution payable	11,862	12,218
Total liabilities	2,974,628	3,048,997
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $690,000 and $715,000 at December 31, 2023 and December 31, 2022, respectively), 100,000,000 shares authorized; 27,600,000 shares issued and outstanding at December 31, 2023 and 28,600,000 shares issued and outstanding at December 31, 2022	276	286
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 120,191,349 shares issued and outstanding at December 31, 2023 and 126,345,293 shares issued and outstanding at December 31, 2022	1,202	1,263
Additional paid-in capital	4,078,912	4,182,359
Accumulated other comprehensive income (loss)	24,374	35,724
Distributions in excess of retained earnings	(1,341,264)	(1,223,117)
Total shareholders' equity	2,763,500	2,996,515
Non-controlling interests	86,845	88,028
Total equity	2,850,345	3,084,543
Total liabilities and equity	$5,824,973	$6,133,540

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
	(Unaudited)
Revenues:
Room	$207,404	$202,939	$914,109	$910,936
Food and beverage	90,680	85,474	351,852	346,702
Other operating	36,004	31,193	153,988	134,253
Total revenues	$334,088	$319,606	$1,419,949	$1,391,891

Expenses:
Hotel operating expenses:
Room	$58,841	$58,890	$248,020	$225,992
Food and beverage	67,415	63,684	264,163	243,543
Other direct and indirect	104,733	106,622	428,897	413,939
Total hotel operating expenses	230,989	229,196	941,080	883,474
Depreciation and amortization	61,047	59,837	240,645	239,583
Real estate taxes, personal property taxes, property insurance, and ground rent	33,215	28,016	124,595	126,134
General and administrative	12,050	9,512	44,789	39,187
Impairment	10,372	3,514	81,788	89,633
(Gain) loss on sale of hotel properties	(156)	—	(30,375)	(6,194)
Business interruption insurance income	—	—	(32,985)	—
Other operating expenses	2,726	1,307	12,602	5,352
Total operating expenses	350,243	331,382	1,382,139	1,377,169
Operating income (loss)	(16,155)	(11,776)	37,810	14,722
Interest expense	(27,664)	(29,235)	(115,660)	(99,988)
Other	1,691	406	4,229	562
Income (loss) before income taxes	(42,128)	(40,605)	(73,621)	(84,704)
Income tax (expense) benefit	198	738	(655)	(277)
Net income (loss)	(41,930)	(39,867)	(74,276)	(84,981)
Net income (loss) attributable to non-controlling interests	742	831	3,741	2,190
Net income (loss) attributable to the Company	(42,672)	(40,698)	(78,017)	(87,171)
Distributions to preferred shareholders	(10,686)	(11,043)	(43,649)	(45,074)
Redemption of preferred shares	8,396	8,186	8,396	8,186
Net income (loss) attributable to common shareholders	$(44,962)	$(43,555)	$(113,270)	$(124,059)

Net income (loss) per share available to common shareholders, basic	$(0.37)	$(0.34)	$(0.93)	$(0.95)
Net income (loss) per share available to common shareholders, diluted	$(0.37)	$(0.34)	$(0.93)	$(0.95)

Weighted-average number of common shares, basic	120,088,241	129,116,171	121,813,042	130,453,944
Weighted-average number of common shares, diluted	120,088,241	129,116,171	121,813,042	130,453,944

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, early extinguishment of debt, amortization of share-based compensation expense, issuance costs of redeemed preferred shares, and hurricane-related repairs costs: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses, amortization of share-based compensation expense, and hurricane-related costs: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted EBITDAre as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022

Net income (loss)	$(41,930)	$(39,867)	$(74,276)	$(84,981)
Adjustments:
Real estate depreciation and amortization	60,963	59,751	240,304	239,231
Gain on sale of hotel properties	(156)	—	(30,375)	(6,194)
Impairment loss	10,372	3,514	81,788	89,633
FFO	$29,249	$23,398	$217,441	$237,689
Distribution to preferred shareholders and unit holders	(11,851)	(12,207)	(48,306)	(48,049)
Issuance costs of redeemed preferred shares	8,396	8,186	8,396	8,186
FFO available to common share and unit holders	$25,794	$19,377	$177,531	$197,826
Transaction costs	105	99	688	430
Non-cash ground rent	1,896	1,929	7,608	7,737
Management/franchise contract transition costs	149	471	359	817
Interest expense adjustment for acquired liabilities	185	542	1,672	2,549
Finance lease adjustment	742	731	2,952	2,906
Non-cash amortization of acquired intangibles	(481)	(529)	(5,494)	(2,149)
Non-cash interest expense	—	—	—	49
Early extinguishment of debt	31	7,995	1,035	7,995
Amortization of share-based compensation expense	3,313	3,195	12,545	11,349
Issuance costs of redeemed preferred shares	(8,396)	(8,186)	(8,396)	(8,186)
Hurricane-related costs	1,540	249	6,598	249
Adjusted FFO available to common share and unit holders	$24,878	$25,873	$197,098	$221,572

FFO per common share - basic	$0.21	$0.15	$1.45	$1.51
FFO per common share - diluted	$0.21	$0.15	$1.44	$1.51
Adjusted FFO per common share - basic	$0.21	$0.20	$1.61	$1.69
Adjusted FFO per common share - diluted	$0.21	$0.20	$1.60	$1.69

Weighted-average number of basic common shares and units	120,963,016	129,993,275	122,687,817	131,331,048
Weighted-average number of fully diluted common shares and units	121,204,126	129,993,275	123,039,851	131,331,048

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022

Net income (loss)	$(41,930)	$(39,867)	$(74,276)	$(84,981)
Adjustments:
Interest expense	27,664	29,235	115,660	99,988
Income tax expense (benefit)	(198)	(738)	655	277
Depreciation and amortization	61,047	59,837	240,645	239,583
EBITDA	$46,583	$48,467	$282,684	$254,867
Gain on sale of hotel properties	(156)	—	(30,375)	(6,194)
Impairment loss	10,372	3,514	81,788	89,633
EBITDAre	$56,799	$51,981	$334,097	$338,306
Transaction costs	105	99	688	430
Non-cash ground rent	1,896	1,929	7,608	7,737
Management/franchise contract transition costs	149	471	359	817
Non-cash amortization of acquired intangibles	(481)	(529)	(5,494)	(2,149)
Amortization of share-based compensation expense	3,313	3,195	12,545	11,349
Hurricane-related costs	1,540	249	6,598	249
Adjusted EBITDAre	$63,321	$57,395	$356,401	$356,739

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q1 2024 and Full Year 2024 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending March 31, 2024		Year ending December 31, 2024
	Low	High	Low	High

Net income (loss)	$(44)	$(41)	$(62)	$(47)
Adjustments:
Real estate depreciation and amortization	65	65	263	263
(Gain) loss on sale of hotel properties	—	—	—	—
Impairment loss	—	—	—	—
FFO	$21	$24	$201	$216
Distribution to preferred shareholders and unit holders	(12)	(12)	(47)	(47)
FFO available to common share and unit holders	$9	$12	$154	$169
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	3	3	13	13
Other	2	3	6	6
Adjusted FFO available to common share and unit holders	$16	$20	$181	$196

FFO per common share - diluted	$0.07	$0.10	$1.27	$1.39
Adjusted FFO per common share - diluted	$0.13	$0.16	$1.49	$1.61

Weighted-average number of fully diluted common shares and units	121.2	121.2	121.2	121.2

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q1 2024 and Full Year 2024 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending March 31, 2024		Year ending December 31, 2024
	Low	High	Low	High

Net income (loss)	$(44)	$(41)	$(62)	$(47)
Adjustments:
Interest expense and income tax expense	27	27	117	117
Depreciation and amortization	65	65	263	263
EBITDA	$48	$51	$318	$333
(Gain) loss on sale of hotel properties	—	—	—	—
Impairment loss	—	—	—	—
EBITDAre	$48	$51	$318	$333
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	3	3	13	13
Other	(1)	—	—	—
Adjusted EBITDAre	$52	$56	$339	$354

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended December 31,		Twleve months ended December 31,
	2023	2022	2023	2022

Same-Property Occupancy	64.3%	61.0%	67.7%	63.1%
2023 vs. 2022 Increase/(Decrease)	5.4%		7.3%

Same-Property ADR	$295.54	$296.49	$302.96	$312.01
2023 vs. 2022 Increase/(Decrease)	(0.3%)		(2.9%)

Same-Property RevPAR	$190.06	$180.96	$205.24	$196.96
2023 vs. 2022 Increase/(Decrease)	5.0%		4.2%

Same-Property Total RevPAR	$299.08	$282.86	$316.02	$298.38
2023 vs. 2022 Increase/(Decrease)	5.7%		5.9%

Notes:
For the three months ended December 31, 2023 and 2022, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its ongoing redevelopment.

For the twelve months ended December 31, 2023 and 2022, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded from all months due to its closure following Hurricane Ian.
  • 1 Hotel San Francisco is excluded from Jan-Jun due to its closure for redevelopment.
  • Newport Harbor Island Resort is excluded from Oct-Dec due to its ongoing redevelopment.
  • Hotel Monaco Seattle is included in Jan-Mar only due to its sale.
  • Hotel Vintage Seattle is included in Jan-Mar only due to its sale.
  • Westin Michigan Avenue Retail Parcel is included in Jan-Mar only due to its sale.
  • Hotel Zoe Fisherman's Wharf is included in Jan-Sep only due to its sale.
  • Marina City Retail Parcel is included in Jan-Sep only due to its sale.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended December 31,	Twelve months ended December 31,
	2023	2023
Same-Property RevPAR variance to 2022:
San Francisco	17.3%	23.1%
Washington DC	12.4%	31.9%
Boston	11.3%	5.2%
Los Angeles	6.1%	8.4%
San Diego	1.4%	(1.2%)
Chicago	(1.8%)	7.6%
Southern Florida/Georgia	(2.1%)	(8.3%)
Other	(3.3%)	(14.0%)
Portland	(10.6%)	0.9%

Urban	7.3%	9.3%
Resorts	(0.9%)	(6.5%)
Notes:
For the three months ended December 31, 2023, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its ongoing redevelopment.

For the twelve months ended December 31, 2023, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded from all months due to its closure following Hurricane Ian.
  • 1 Hotel San Francisco is excluded from Jan-Jun due to its closure for redevelopment.
  • Newport Harbor Island Resort is excluded from Oct-Dec due to its ongoing redevelopment.
  • Hotel Monaco Seattle is included in Jan-Mar only due to its sale.
  • Hotel Vintage Seattle is included in Jan-Mar only due to its sale.
  • Westin Michigan Avenue Retail Parcel is included in Jan-Mar only due to its sale.
  • Hotel Zoe Fisherman's Wharf is included in Jan-Sep only due to its sale.
  • Marina City Retail Parcel is included in Jan-Sep only due to its sale.

"Other" includes Newport, RI and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022

Same-Property Revenues:
Room	$200,645	$190,911	$884,601	$848,521
Food and beverage	84,062	80,470	335,726	319,028
Other	31,040	27,023	141,759	117,872
Total hotel revenues	315,747	298,404	1,362,086	1,285,421

Same-Property Expenses:
Room	$57,093	$54,796	$239,626	$210,805
Food and beverage	62,586	59,229	248,692	224,326
Other direct	7,695	7,503	32,261	29,533
General and administrative	28,529	28,066	115,059	107,054
Information and telecommunication systems	5,133	4,751	20,380	17,839
Sales and marketing	25,523	24,426	103,561	91,123
Management fees	9,252	7,970	39,419	38,152
Property operations and maintenance	13,265	12,766	52,829	47,708
Energy and utilities	9,782	8,616	41,567	36,873
Property taxes	16,645	14,010	61,289	68,686
Other fixed expenses	13,654	13,320	56,491	52,904
Total hotel expenses	249,157	235,453	1,011,174	925,003

Same-Property EBITDA	$66,590	$62,951	$350,912	$360,418

Same-Property EBITDA Margin	21.1%	21.1%	25.8%	28.0%

Notes:
For the three months ended December 31, 2023 and 2022, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its ongoing redevelopment.

For the twelve months ended December 31, 2023 and 2022, the above table of hotel operating statistics includes information from all hotels owned as of December 31, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded from all months due to its closure following Hurricane Ian.
  • 1 Hotel San Francisco is excluded from Jan-Jun due to its closure for redevelopment.
  • Newport Harbor Island Resort is excluded from Oct-Dec due to its ongoing redevelopment.
  • Hotel Monaco Seattle is included in Jan-Mar only due to its sale.
  • Hotel Vintage Seattle is included in Jan-Mar only due to its sale.
  • Westin Michigan Avenue Retail Parcel is included in Jan-Mar only due to its sale.
  • Hotel Zoe Fisherman's Wharf is included in Jan-Sep only due to its sale.
  • Marina City Retail Parcel is included in Jan-Sep only due to its sale.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	74%	86%	86%	77%	81%
ADR	$251	$275	$272	$250	$263
RevPAR	$186	$236	$234	$192	$212

Hotel Revenues	$294.3	$375.5	$372.5	$318.8	$1,361.0
Hotel EBITDA	$74.2	$132.7	$126.5	$84.9	$418.3
Hotel EBITDA Margin	25.2%	35.3%	34.0%	26.6%	30.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2022	2022	2022	2022	2022

Occupancy	49%	69%	73%	61%	63%
ADR	$301	$324	$326	$297	$314
RevPAR	$146	$224	$238	$180	$197

Hotel Revenues	$229.3	$361.8	$382.8	$304.5	$1,278.4
Hotel EBITDA	$46.7	$124.5	$121.9	$63.1	$356.3
Hotel EBITDA Margin	20.4%	34.4%	31.8%	20.7%	27.9%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2023	2023	2023	2023	2023

Occupancy	59%	73%	75%	64%	68%
ADR	$303	$312	$312	$296	$306
RevPAR	$177	$229	$235	$188	$208

Hotel Revenues	$290.2	$372.1	$383.0	$320.3	$1,365.7
Hotel EBITDA	$59.1	$110.5	$111.9	$67.7	$349.1
Hotel EBITDA Margin	20.4%	29.7%	29.2%	21.1%	25.6%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of December 31, 2023, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2023 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Hotel Monaco Seattle	X
Hotel Vintage Seattle	X
LaPlaya Beach Resort & Club
1 Hotel San Francisco			X	X
The Westin Michigan Avenue Chicago - Retail Parcel	X
Newport Harbor Island Resort	X	X	X
Hotel Zoe Fisherman's Wharf	X	X	X
Marina City Retail Parcel	X	X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's fourth quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of December 31, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its ongoing redevelopment.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the first quarter of 2024 include all of the hotels the Company owned as of December 31, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its ongoing redevelopment.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

Pebblebrook Hotel Trust
Historical Hotel Same-Property Hotel EBITDA by Property
(Hotel EBITDA $ in millions, Hotel EBITDA per key $ in thousands)
(Unaudited)

	Hotel EBITDA														2023 Hotel EBITDA per Key
Market / Hotel	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023

Unique Lifestyle Resorts
Inn on Fifth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$5.1	$4.2	$9.7	$11.9	$10.8	$90.8
The Marker Key West Harbor Resort	N/A	N/A	N/A	N/A	N/A	4.8	5.8	4.6	5.6	6.0	3.1	7.9	7.9	7.0	72.9
Southernmost Beach Resort	9.0	10.4	10.8	14.1	17.6	19.9	21.1	17.9	19.3	21.4	13.1	24.4	24.2	21.3	72.0
L'Auberge Del Mar	4.6	5.4	5.6	7.7	8.1	9.9	9.3	9.4	9.5	7.3	2.7	8.5	9.0	8.7	71.9
Margaritaville Hollywood Beach Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	17.8	0.4	22.1	24.5	21.2	57.5
Skamania Lodge	4.4	4.8	5.2	6.0	6.8	7.7	8.1	9.0	9.5	10.3	1.2	7.7	12.3	12.6	47.9
Paradise Point Resort & Spa	8.3	11.8	13.7	14.8	16.1	16.7	14.7	16.8	17.5	15.3	4.6	14.1	20.5	21.1	45.7
Newport Harbor Island Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7.4	4.2	13.9	13.1	9.3	36.2
Estancia La Jolla Hotel & Spa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8.1	(0.3)	4.6	10.6	7.5	35.7
Chaminade Resort & Spa	3.3	3.6	3.7	4.3	4.7	5.0	4.8	5.2	5.4	4.4	(1.1)	3.3	7.3	5.1	32.7
San Diego Mission Bay Resort	4.4	4.7	5.2	5.5	7.0	7.9	8.3	8.8	8.1	5.5	(4.2)	6.9	9.5	10.8	30.3
Jekyll Island Club Resort	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.0	2.7	8.7	7.4	5.3	26.5
LaPlaya Beach Resort & Club	5.7	7.6	8.7	10.7	12.4	15.7	16.2	11.8	16.5	17.7	14.0	27.4	24.8	(0.6)	(3.2)

Unique Lifestyle Resorts Total	$39.7	$48.3	$52.9	$63.1	$72.7	$87.6	$88.3	$83.5	$91.4	$131.3	$44.6	$159.2	$183.0	$140.1	$45.3

Boston Urban
The Liberty, a Luxury Collection Hotel, Boston	$6.1	$9.6	$13.3	$15.8	$17.2	$18.2	$18.5	$19.0	$21.4	$21.2	$0.3	$10.5	$21.1	$18.5	$62.1
The Westin Copley Place, Boston	21.3	23.5	24.4	25.8	28.7	32.7	33.3	31.5	28.5	32.9	(4.4)	3.0	30.7	33.7	42.0
Revere Hotel Boston Common	3.3	6.1	5.7	9.2	11.7	13.3	12.2	12.6	12.4	11.8	(6.1)	2.8	15.7	13.9	39.0
W Boston	3.8	4.4	5.8	6.2	8.1	9.6	9.3	9.2	7.9	8.1	(2.6)	2.4	7.2	7.9	33.2
Hyatt Regency Boston Harbor	6.2	6.7	7.3	7.7	9.3	11.1	10.8	10.8	10.7	10.1	(2.2)	1.6	5.6	6.1	22.6

Boston Total	$40.7	$50.3	$56.5	$64.7	$75.0	$84.9	$84.1	$83.1	$80.9	$84.1	$(15.0)	$20.3	$80.3	$80.1	$40.8

San Diego Urban
The Westin San Diego Gaslamp Quarter	$8.4	$8.2	$9.7	$11.2		$12.7	$14.6	$16.9	$16.0	$14.4	$14.2	$(1.3)	$2.2	$12.7	$14.2	$31.6
Embassy Suites San Diego Bay - Downtown	7.6	8.2	8.8	8.9		9.5	11.3	11.3	11.1	11.7	10.4	(0.2)	4.5	9.1	9.7	28.4
Hilton San Diego Gaslamp Quarter	7.6	8.5	8.8	8.9		9.5	10.5	10.9	11.1	11.6	10.5	(0.4)	0.6	7.1	7.6	26.6
Margaritaville Hotel San Diego Gaslamp Quarter	5.2	6.3	6.5	6.3		6.5	7.4	7.7	7.3	7.3	7.0	(0.4)	2.1	6.2	0.8	3.4

San Diego Total	$28.8	$31.2	$33.8	$35.3		$38.2	$43.8	$46.8	$45.5	$45.0	$42.1	$(2.3)	$9.4	$35.1	$32.3	$24.6

Los Angeles Urban
Montrose West Hollywood	$3.9	$4.3	$4.2	$5.5		$5.9	$5.9	$6.5	$5.9	$3.9	$4.7	$0.3	$1.0	$3.6	$4.3	$32.3
Le Parc Suite Hotel	4.2	4.5	4.7	5.3		5.6	6.1	7.0	6.1	6.1	5.8	(0.1)	2.8	5.5	4.4	28.6
W Los Angeles - West Beverly Hills	5.6	6.9	8.0	8.7		8.9	9.5	12.3	11.5	10.2	8.4	(2.0)	0.7	6.8	7.8	26.3
Viceroy Santa Monica Hotel	3.0	5.8	6.9	7.6		8.2	8.4	7.8	7.0	6.6	6.2	(2.9)	1.8	5.4	4.4	26.0
Chamberlain West Hollywood Hotel	1.0	3.4	3.8	4.1		4.8	4.8	5.2	4.4	3.1	3.7	(0.2)	1.2	3.5	2.9	25.2
Le Méridien Delfina Santa Monica	5.3	6.8	6.9	8.0	`	9.9	11.7	13.8	13.4	12.7	11.2	(0.8)	2.2	7.0	7.7	24.4
Mondrian Los Angeles	7.9	8.9	7.4	8.2		11.0	12.2	12.6	11.8	8.6	7.6	(2.0)	2.1	5.0	4.3	18.2
Hotel Ziggy	1.9	2.2	2.2	2.0		1.5	0.9	2.8	2.8	2.8	2.8	—	1.1	1.1	1.7	15.7
Hotel Palomar Los Angeles Beverly Hills	2.3	2.9	3.9	3.8		4.5	4.2	6.2	4.0	7.4	5.7	(4.2)	(1.2)	3.6	4.0	15.2

Los Angeles Total	$35.1	$45.7	$48.0	$53.2		$60.3	$63.7	$74.2	$66.9	$61.4	$56.1	$(11.9)	$11.7	$41.5	$41.5	$23.2

Washington DC Urban
Hotel Monaco Washington DC	$5.5	$6.9	$7.6	$7.9		$7.9	$8.1	$8.1	$9.9	$8.6	$7.9	$(1.4)	$(0.5)	$4.7	$6.5	$35.3
George Hotel	4.2	4.6	4.1	4.1		4.3	5.2	5.7	6.3	5.7	5.3	(0.5)	—	3.7	3.9	28.1
Hotel Zena Washington DC	4.0	4.6	3.8	4.3		5.2	5.8	6.1	6.4	5.1	3.8	(2.3)	(2.7)	0.6	1.3	6.8
Viceroy Washington DC	3.3	3.6	3.4	3.2		3.2	3.0	3.6	5.8	5.5	4.9	(2.3)	(1.3)	1.1	0.9	5.1

Washington DC Total	$17.0	$19.7	$18.9	$19.5		$20.6	$22.1	$23.5	$28.4	$24.9	$21.9	$(6.5)	$(4.5)	$10.1	$12.6	$18.2

San Francisco Urban
Argonaut Hotel	$5.2	$6.5	$8.5	$10.2		$11.8	$13.0	$13.0	$11.7	$12.9	$14.6	$(1.5)	$1.5	$7.1	$7.5	$29.8
1 Hotel San Francisco	4.0	6.0	7.4	7.3		8.6	11.0	10.3	9.8	8.0	7.5	(4.0)	(4.9)	(2.9)	4.7	23.5
Harbor Court Hotel San Francisco	2.7	4.0	3.7	4.9		5.8	6.1	5.6	3.9	4.3	5.6	(0.3)	(1.0)	2.0	2.9	22.1
Hotel Zephyr Fisherman's Wharf	7.3	8.7	11.2	12.1		12.1	12.6	16.2	13.1	13.7	16.8	(1.1)	0.5	4.9	5.8	16.1
Hotel Zetta San Francisco	N/A	N/A	N/A	2.8		5.4	6.2	5.6	5.5	6.0	6.0	(0.3)	(1.4)	1.4	1.3	11.2

Hotel Zelos San Francisco	1.3	3.0	3.8	4.6	6.2	7.3	5.9	7.2	6.9	8.4	(2.5)	(4.6)	(0.1)	1.6	7.9
Hotel Zeppelin San Francisco	N/A	2.3	2.7	3.4	4.0	4.0	3.3	6.3	7.5	7.7	(1.2)	(1.6)	(1.2)	—	—

San Francisco Total	$20.5	$30.5	$37.3	$45.3	$53.9	$60.2	$59.9	$57.5	$59.3	$66.6	$(10.9)	$(11.5)	$11.2	$23.8	$16.3

Chicago Urban
Hotel Chicago Downtown, Autograph Collection	$5.5	$5.3	$7.3	$8.4	$8.5	$10.4	$12.4	$12.3	$9.0	$9.2	$(2.4)	$0.6	$6.9	$7.4	$20.9
The Westin Michigan Avenue Chicago	14.7	15.8	16.7	16.0	18.0	19.4	17.9	13.1	10.5	8.1	(11.1)	(5.2)	4.4	5.4	7.2

Chicago Total	$20.2	$21.1	$24.0	$24.4	$26.5	$29.8	$30.3	$25.4	$19.5	$17.3	$(13.5)	$(4.6)	$11.3	$12.8	$11.6

Portland Urban
The Nines, a Luxury Collection Hotel, Portland	$6.2	$8.0	$8.9	$10.8	$12.8	$15.2	$15.6	$15.8	$15.6	$13.0	$(0.6)	$3.8	$8.0	$5.3	$16.0
The Hotel Zags	2.7	3.3	3.9	4.5	5.6	6.5	6.7	5.4	3.8	3.3	(1.0)	(0.6)	0.4	(0.2)	(1.1)

Portland Total	$8.9	$11.3	$12.8	$15.3	$18.4	$21.7	$22.3	$21.2	$19.4	$16.3	$(1.6)	$3.2	$8.4	$5.1	$10.1

Urban Total	$171.2	$209.8	$231.3	$257.7	$292.9	$326.2	$341.1	$328.0	$310.4	$304.4	$(61.7)	$24.0	$197.9	$208.2	$23.6

Total Hotel EBITDA	$210.9	$258.1	$284.2	$320.8	$365.6	$413.8	$429.4	$411.5	$401.8	$435.7	$(17.1)	$183.2	$380.9	$348.3	$29.2

Notes:
These historical Same-Property Hotel EBITDA results include available information for all of the hotels the Company owned or had an ownership interest in as of December 31, 2023. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The parking garage at Revere Hotel Boston Common was sold on June 23, 2017. The historical results for Revere Hotel Boston Common have been adjusted to reflect the estimated impact of excluding the parking-related income.

The high-street retail parcel at Westin Michigan Avenue was sold on March 20, 2023. Historical results beginning with the year 2018, onward, for Westin Michigan Avenue have been adjusted to reflect the estimated impact of excluding the retail-related income.

The retail space and two parking facilities at Hotel Chicago Downtown, Autograph Collection were sold on December 21, 2023. Historical results beginning from the year 2018, onward, for Hotel Chicago Downtown, Autograph Collection have been adjusted to reflect the estimated impact of excluding the retail and parking-related income.

Border indicates Hotel EBITDA for the year in which the hotel was acquired by the Company. The information above has not been audited and is presented only for comparison purposes. Any differences are a result of rounding.

The parking garage at Revere Hotel Boston Common was sold on June 23, 2017. The historical results for Revere Hotel Boston Common have been adjusted to reflect the estimated impact of excluding the parking-related income.

Border indicates Hotel EBITDA for the year in which the hotel was acquired by the Company. The information above has not been audited and is presented only for comparison purposes. Any differences are a result of rounding.